Exhibit 99.1

Aptiv Reports Second Quarter 2024 Financial Results;
Delivers Record Quarterly Operating Earnings and Earnings per Share;
Announces New $5.0 Billion Share Repurchase Authorization and $3.0 Billion Accelerated Share Repurchase Program

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported second quarter 2024 U.S. GAAP earnings of $3.47 per diluted share. Excluding special items, second quarter earnings totaled $1.58 per diluted share.

Second Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.1 billion, a decrease of 3%
◦Revenue decreased 2% adjusted for currency exchange and commodity movements, compared to AWM1 of (1)%
•U.S. GAAP net income of $938 million, U.S. GAAP net income margin of 18.6%; U.S. GAAP diluted earnings per share of $3.47
◦Excluding special items, diluted earnings per share of $1.58
•U.S. GAAP operating income of $441 million, U.S. GAAP operating income margin of 8.7%
◦Adjusted Operating Income of $606 million, Adjusted Operating Income margin of 12.0%; Adjusted EBITDA of $788 million, Adjusted EBITDA margin of 15.6%
•Generated $643 million of cash from operations
•Returned $434 million to shareholders through share repurchases
Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $10.0 billion, a decrease of 1%
◦Revenue adjusted for currency exchange and commodity movements was flat; growth over market of 1% based on AWM1 of (1)%
•U.S. GAAP net income of $1,156 million, U.S. GAAP net income margin of 11.6%; U.S. GAAP diluted earnings per share of $4.24
◦Excluding special items, diluted earnings per share of $2.73
•U.S. GAAP operating income of $860 million, U.S. GAAP operating income margin of 8.6%
◦Adjusted Operating Income of $1,150 million, Adjusted Operating Income margin of 11.6%; Adjusted EBITDA of $1,508 million, Adjusted EBITDA margin of 15.2%
•Generated $887 million of cash from operations

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

•Returned $1,034 million to shareholders through share repurchases

“Strong execution across both segments and continued cost discipline resulted in record quarterly earnings and 180 basis points of operating margin expansion year-over-year,” said Kevin Clark, chairman and chief executive officer. “Multiple new business awards underscore the strength of our advanced product portfolio and its alignment with the safe, green and connected megatrends. As the world continues to become more electrified and software defined, we are uniquely positioned to enable this transition for our customers and are confident in our ability to deliver significant, sustainable value to our shareholders. We strongly believe Aptiv shares are an attractive investment opportunity, and as a result, we are announcing a new $5 billion share repurchase plan, representing over 25% of our current equity market capitalization, and are proceeding immediately with a $3 billion accelerated share repurchase program.”

Second Quarter 2024 Results
For the three months ended June 30, 2024, the Company reported U.S. GAAP revenue of $5.1 billion, a decrease of 3% from the prior year period. Adjusted for currency exchange and commodity movements, revenue decreased by 2% in the second quarter. This reflects declines of 3% in North America, 2% in Europe and 13% in South America, our smallest region, partially offset by flat growth in Asia, which includes an increase of 1% in China.
The Company reported second quarter 2024 U.S. GAAP net income of $938 million, earnings of $3.47 per diluted share and net income margin of 18.6%, compared to $229 million, $0.84 per diluted share and 4.4% in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $428 million, or earnings of $1.58 per diluted share, compared to $356 million, or $1.25 per diluted share, in the prior year period.
Second quarter U.S. GAAP operating income was $441 million, compared to $410 million in the prior year period. The Company reported second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, of $606 million, compared to $530 million in the prior year period. Adjusted Operating Income margin was 12.0%, compared to 10.2% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $248 million, an increase from $224 million in the prior year period.
Interest expense for the second quarter totaled $64 million compared to $72 million in the prior year period.
Tax expense in the second quarter of 2024 was $51 million, resulting in an effective tax rate of approximately 5%. Tax expense in the second quarter of 2023 was $30 million, resulting in an effective tax rate of approximately 9%.
The Company generated net cash flow from operating activities of $643 million in the second quarter, compared to $535 million in the prior year period.

Year-to-Date 2024 Results
For the six months ended June 30, 2024, the Company reported U.S. GAAP revenue of $10.0 billion, a decrease of 1% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue remained flat during the period. This reflects growth of 3% in Asia, which includes growth of

5% in China, and flat growth in North America, offset by declines of 1% in Europe and 11% in South America, our smallest region.
For the 2024 year-to-date period, the Company reported U.S. GAAP net income of $1,156 million, earnings of $4.24 per diluted share and net income margin of 11.6%, compared to $375 million, $1.38 per diluted share and 3.7% in the prior year period. Year-to-date Adjusted Net Income totaled $746 million, or $2.73 per diluted share, compared to $614 million, or $2.16 per diluted share, in the prior year period.
The Company reported U.S. GAAP operating income of $860 million for the six months ended June 30, 2024, compared to $758 million in the prior year period. Adjusted Operating Income was $1,150 million for the six months ended June 30, 2024, compared to $967 million in the prior year period. Adjusted Operating Income margin was 11.6% for the six months ended June 30, 2024, compared to 9.7% in the prior year period, primarily reflecting improved operating performance, including the benefits of cost reduction initiatives. Depreciation and amortization expense totaled $478 million, an increase from $440 million in the prior year period.
Interest expense for the six months ended June 30, 2024 totaled $129 million, a decrease from $139 million in the prior year period.
Tax expense for the six months ended June 30, 2024 was $127 million, resulting in an effective tax rate of approximately 9%. Tax expense in the prior year period was $64 million, resulting in an effective tax rate of approximately 10%.
The Company generated net cash flow from operating activities of $887 million in the six months ended June 30, 2024, compared to $526 million in the prior year period. As of June 30, 2024, the Company had cash and cash equivalents of $1.4 billion and total available liquidity of $4.6 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program

New $5.0 Billion Authorization and $3.0 Billion Accelerated Share Repurchase Program
Aptiv announced today that its Board of Directors has authorized a new $5.0 billion share repurchase program. This program will commence following completion of the Company’s previous $2.0 billion January 2019 share repurchase program.
Under the existing and new authorizations, the Company will immediately proceed with an accelerated share repurchase program totaling $3.0 billion. The Company expects to fund the accelerated share repurchase program with cash on hand and proceeds from debt, which may include borrowings under a new unsecured bridge credit facility, issuance of new debt or borrowings under other sources of existing liquidity. The accelerated share repurchase program will be executed by Goldman Sachs International and JPMorgan Chase Bank, N.A.

Q2 2024 Share Repurchases
During the second quarter of 2024, the Company repurchased 5.4 million shares for $434 million, leaving approximately $0.6 billion available for future share repurchases. Year-to-date, the Company repurchased 12.7 million shares for approximately $1,034 million. All repurchased shares were retired.

Motional Funding and Ownership Restructuring Transactions
In April 2024, Aptiv and Hyundai Motor Group (“Hyundai”) entered into an agreement to restructure Aptiv’s ownership interest in Motional, AD LLC (“Motional”) and for Hyundai to provide additional funding to Motional, eliminating any requirements for additional future funding from Aptiv. These transactions, which were completed in May 2024, resulted in the reduction of Aptiv’s common equity interest from 50% to approximately 15% as of June 30, 2024.

Full Year 2024 Outlook
The Company’s full year 2024 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2024
Net sales	$20,100 - $20,400
U.S. GAAP net income	$1,790 - $1,890
U.S. GAAP net income margin	8.9% - 9.3%
U.S. GAAP operating income	$1,860 - $1,960
U.S. GAAP operating income margin	9.3% - 9.6%
Adjusted EBITDA	$3,105 - $3,205
Adjusted EBITDA margin	15.4% - 15.7%
Adjusted operating income	$2,375 - $2,475
Adjusted operating income margin	11.8% - 12.1%
U.S. GAAP diluted net income per share	$7.00 - $7.30
Adjusted net income per share (1)	$6.15 - $6.45
Cash flow from operations	$2,150
Capital expenditures	$900
U.S. GAAP effective tax rate	~11.6%
Adjusted effective tax rate	~16.5%
(1) The Company’s full year 2024 financial guidance includes approximately $0.50 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 3115087. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net sales	$5,051	$5,200	$9,952	$10,018
Operating expenses:
Cost of sales	4,083	4,336	8,106	8,394
Selling, general and administrative	405	353	771	695
Amortization	52	59	106	118
Restructuring	70	42	109	53
Total operating expenses	4,610	4,790	9,092	9,260
Operating income	441	410	860	758
Interest expense	(64)	(72)	(129)	(139)
Other income, net	10	11	25	10
Gain on Motional transactions	641	—	641	—
Income before income taxes and equity loss	1,028	349	1,397	629
Income tax expense	(51)	(30)	(127)	(64)
Income before equity loss	977	319	1,270	565
Equity loss, net of tax	(34)	(73)	(103)	(155)
Net income	943	246	1,167	410
Net income attributable to noncontrolling interest	5	4	11	7
Net loss attributable to redeemable noncontrolling interest	—	—	—	(1)
Net income attributable to Aptiv	938	242	1,156	404
Mandatory convertible preferred share dividends	—	(13)	—	(29)
Net income attributable to ordinary shareholders	$938	$229	$1,156	$375

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$3.47	$0.84	$4.24	$1.38
Weighted average number of diluted shares outstanding	270.43	272.77	272.87	271.97

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,409	$1,640
Short-term investments	748	—
Accounts receivable, net	3,592	3,546
Inventories	2,370	2,365
Other current assets	710	696
Total current assets	8,829	8,247
Long-term assets:
Property, net	3,731	3,785
Operating lease right-of-use assets	515	540
Investments in affiliates	1,506	1,443
Intangible assets, net	2,263	2,399
Goodwill	5,078	5,151
Other long-term assets	2,829	2,862
Total long-term assets	15,922	16,180
Total assets	$24,751	$24,427
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,475	$9
Accounts payable	2,915	3,151
Accrued liabilities	1,518	1,648
Total current liabilities	5,908	4,808
Long-term liabilities:
Long-term debt	5,504	6,204
Pension benefit obligations	407	417
Long-term operating lease liabilities	437	453
Other long-term liabilities	725	701
Total long-term liabilities	7,073	7,775
Total liabilities	12,981	12,583
Commitments and contingencies
Redeemable noncontrolling interest	95	99

Total Aptiv shareholders’ equity	11,467	11,548
Noncontrolling interest	208	197
Total shareholders’ equity	11,675	11,745
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$24,751	$24,427

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$1,167	$410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	478	440
Restructuring expense, net of cash paid	(34)	—
Deferred income taxes	31	(17)
Loss from equity method investments, net of dividends received	110	160
Gain on Motional transactions	(641)	—
Other, net	85	79
Changes in operating assets and liabilities:
Accounts receivable, net	(46)	(295)
Inventories	(5)	(35)
Accounts payable	(110)	(43)
Other, net	(135)	(159)
Pension contributions	(13)	(14)
Net cash provided by operating activities	887	526
Cash flows from investing activities:
Capital expenditures	(491)	(491)
Proceeds from sale of property	2	3
Proceeds from business divestitures, net of cash sold	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	(83)
Cost of technology investments	(40)	(1)
Proceeds from the sale of equity method investment	448	—
Purchase of short-term investments	(748)	—
Settlement of derivatives	—	(1)
Net cash used in investing activities	(829)	(590)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(11)	(10)
Proceeds from issuance of senior notes, net of issuance costs	798	—
Contingent consideration payments	—	(10)
Repurchase of ordinary shares	(1,030)	(98)
Distribution of mandatory convertible preferred share cash dividends	—	(32)
Taxes withheld and paid on employees’ restricted share awards	(21)	(31)
Net cash used in financing activities	(264)	(181)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(25)	(8)
Decrease in cash, cash equivalents and restricted cash	(231)	(253)
Cash, cash equivalents and restricted cash at beginning of the period	1,640	1,555
Cash, cash equivalents and restricted cash at end of the period	$1,409	$1,302

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	%	2024	2023	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,512	$3,679	(5)%	$6,999	$7,143	(2)%
Advanced Safety and User Experience	1,554	1,532	1%	2,983	2,898	3%
Eliminations and Other (a)	(15)	(11)		(30)	(23)
Net Sales	$5,051	$5,200		$9,952	$10,018

Adjusted Operating Income
Signal and Power Solutions	$436	$392	11%	$825	$766	8%
Advanced Safety and User Experience	170	138	23%	325	201	62%
Adjusted Operating Income	$606	$530		$1,150	$967

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	270.19	272.69	272.69	271.86
Dilutive shares related to RSUs	0.24	0.08	0.18	0.11
Weighted average ordinary shares outstanding, including dilutive shares	270.43	272.77	272.87	271.97
Net income per share attributable to ordinary shareholders:
Basic	$3.47	$0.84	$4.24	$1.38
Diluted	$3.47	$0.84	$4.24	$1.38

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2024

Reported net sales % change	(3)%
Less: foreign currency exchange and commodities	(1)%
Adjusted revenue growth	(2)%

Six Months Ended June 30, 2024

Reported net sales % change	(1)%
Less: foreign currency exchange and commodities	(1)%
Adjusted revenue growth	—%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to ordinary shareholders	$938	18.6%	$229	4.4%	$1,156	11.6%	$375	3.7%
Mandatory convertible preferred share dividends	—		13		—		29
Net income attributable to Aptiv	$938	18.6%	$242	4.7%	$1,156	11.6%	$404	4.0%
Interest expense	64		72		129		139
Other income, net	(10)		(11)		(25)		(10)
Gain on Motional transactions	(641)		—		(641)		—
Income tax expense	51		30		127		64
Equity loss, net of tax	34		73		103		155
Net income attributable to noncontrolling interest	5		4		11		7
Net loss attributable to redeemable noncontrolling interest	—		—		—		(1)
Operating income	$441	8.7%	$410	7.9%	$860	8.6%	$758	7.6%
Amortization	52		59		106		118
Restructuring	70		42		109		53
Other acquisition and portfolio project costs	25		11		53		25
Asset impairments	14		—		14		—
Compensation expense related to acquisitions	4		8		8		13
Adjusted operating income	$606	12.0%	$530	10.2%	$1,150	11.6%	$967	9.7%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$334	$107	$441
Amortization	31	21	52
Restructuring	54	16	70
Other acquisition and portfolio project costs	17	8	25
Asset impairments	—	14	14
Compensation expense related to acquisitions	—	4	4
Adjusted operating income	$436	$170	$606

Depreciation and amortization (a)	$162	$86	$248

Three Months Ended June 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$340	$70	$410
Amortization	36	23	59
Restructuring	8	34	42
Other acquisition and portfolio project costs	8	3	11
Compensation expense related to acquisitions	—	8	8
Adjusted operating income	$392	$138	$530

Depreciation and amortization (a)	$155	$69	$224

Six Months Ended June 30, 2024	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$651	$209	$860
Amortization	62	44	106
Restructuring	76	33	109
Other acquisition and portfolio project costs	36	17	53
Asset impairments	—	14	14
Compensation expense related to acquisitions	—	8	8
Adjusted operating income	$825	$325	$1,150

Depreciation and amortization (a)	$323	$155	$478

Six Months Ended June 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$659	$99	$758
Amortization	72	46	118
Restructuring	15	38	53
Other acquisition and portfolio project costs	20	5	25
Compensation expense related to acquisitions	—	13	13
Adjusted operating income	$766	$201	$967

Depreciation and amortization (a)	$304	$136	$440

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Net income attributable to ordinary shareholders	$938	$229	$1,156	$375
Mandatory convertible preferred share dividends	—	13	—	29
Net income attributable to Aptiv	$938	$242	$1,156	$404
Interest expense	64	72	129	139
Income tax expense	51	30	127	64
Net income attributable to noncontrolling interest	5	4	11	7
Net loss attributable to redeemable noncontrolling interest	—	—	—	(1)
Depreciation and amortization	248	224	478	440
EBITDA	$1,306	$572	$1,901	$1,053
Other income, net	(10)	(11)	(25)	(10)
Gain on Motional transactions	(641)	—	(641)	—
Equity loss, net of tax	34	73	103	155
Restructuring	70	42	109	53
Other acquisition and portfolio project costs	25	11	53	25
Compensation expense related to acquisitions	4	8	8	13
Adjusted EBITDA	$788	$695	$1,508	$1,289

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$938	$229	$1,156	$375
Mandatory convertible preferred share dividends	—	13	—	29
Net income attributable to Aptiv	938	242	1,156	404
Adjusting items:
Amortization	52	59	106	118
Restructuring	70	42	109	53
Other acquisition and portfolio project costs	25	11	53	25
Asset impairments	14	—	14	—
Compensation expense related to acquisitions	4	8	8	13
Costs associated with acquisitions and other transactions	—	4	—	4
Impairment of equity investments without readily determinable fair value	—	—	—	18
(Gain) loss on change in fair value of publicly traded equity securities	(3)	3	(2)	6
Gain on Motional transactions	(641)	—	(641)	—
Tax impact of adjusting items (a)	(31)	(13)	(57)	(27)
Adjusted net income attributable to Aptiv	$428	$356	$746	$614

Adjusted weighted average number of diluted shares outstanding (b)	270.43	283.78	272.87	283.65
Diluted net income per share attributable to ordinary shareholders	$3.47	$0.84	$4.24	$1.38
Adjusted net income per share	$1.58	$1.25	$2.73	$2.16

(a)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Prior to the conversion of the MCPS into ordinary shares in June 2023, for purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Weighted average number of diluted shares outstanding	270.43	272.77	272.87	271.97
Weighted average MCPS Converted Shares	—	11.01	—	11.68
Adjusted weighted average number of diluted shares outstanding	270.43	283.78	272.87	283.65

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Cash flows from operating activities:
Net income	$943	$246	$1,167	$410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	248	224	478	440
Restructuring expense, net of cash paid	2	24	(34)	—
Working capital	130	(25)	(161)	(373)
Pension contributions	(6)	(6)	(13)	(14)
Gain on Motional transactions	(641)	—	(641)	—
Other, net	(33)	72	91	63
Net cash provided by operating activities	643	535	887	526

Cash flows from investing activities:
Capital expenditures	(226)	(222)	(491)	(491)
Proceeds from business divestitures, net of cash sold	—	(17)	—	(17)
Cost of business acquisitions and other transactions, net of cash acquired	—	(45)	—	(83)
Cost of technology investments	—	—	(40)	(1)
Proceeds from the sale of equity method investment	448	—	448	—
Purchase of short-term investments	(748)	—	(748)	—
Settlement of derivatives	—	—	—	(1)
Other, net	2	3	2	3
Net cash used in investing activities	(524)	(281)	(829)	(590)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	—	45	—	83
Adjustment for cost of significant technology investments	—	—	40	—
Adjustment for proceeds from sale of equity method investment	(448)	—	(448)	—
Cash flow before financing	$(329)	$299	$(350)	$19

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2024 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$1,840	9.1%
Interest expense	360
Other income, net	(60)
Gain on Motional transactions	(640)
Income tax expense	260
Equity loss, net of tax	130
Net income attributable to noncontrolling interest (c)	20
Operating income	$1,910	9.4%
Amortization	215
Restructuring	195
Other acquisition and portfolio project costs	65
Asset impairments	15
Compensation expense related to acquisitions	25
Adjusted operating income	$2,425	12.0%

Adjusted EBITDA
Net income attributable to Aptiv	$1,840	9.1%
Interest expense	360
Income tax expense	260
Net income attributable to noncontrolling interest (c)	20
Depreciation and amortization	960
EBITDA	$3,440	17.0%
Other income, net	(60)
Gain on Motional transactions	(640)
Equity loss, net of tax	130
Restructuring	195
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	25
Adjusted EBITDA	$3,155	15.6%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents net income attributable to Aptiv, operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2024 (a)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$1,840
Adjusting items:
Amortization	215
Restructuring	195
Other acquisition and portfolio project costs	65
Asset impairments	15
Compensation expense related to acquisitions	25
Gain on Motional transactions	(640)
Tax impact of adjusting items	(95)
Adjusted net income attributable to Aptiv	$1,620

Adjusted weighted average number of diluted shares outstanding	257.00
Diluted net income per share attributable to Aptiv	$7.15
Adjusted net income per share	$6.30

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com